UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2013
 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On September 25, 2013, Progress Software Corporation issued a press release announcing its financial results for the fiscal third quarter ended August 31, 2013. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not deemed incorporated by reference into any other filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.
Non-GAAP Financial Measures – We disclosed non-GAAP financial measures in the press release. These non-GAAP measures include expenses, income from operations, income from continuing operations, earnings per share from continuing operations and operating margin. We provide non-GAAP financial measures to enhance the overall understanding of our current financial performance and prospects for the future as well as to enable investors to evaluate our performance in the same way that management does. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. Management uses these same non-GAAP financial measures to evaluate performance, allocate resources, and determine compensation. These non-GAAP financial measures are also utilized by analysts to calculate consensus estimates. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•
Amortization of acquired intangibles – In all periods presented, we excluded amortization of acquired intangibles because such expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.

•
Stock-based compensation – In all periods presented, we excluded stock-based compensation to be consistent with the way management and the financial community evaluates our performance and the methods used by analysts to calculate consensus estimates.

•	Restructuring expenses – In all periods presented, we excluded restructuring expenses incurred because such expenses distort trends and are not part of our core operating results.

•
Acquisition-related expenses – In the three and nine months ended August 31, 2013, we excluded acquisition-related expenses from our acquisition of Rollbase, Inc. because such expenses distort trends and are not part of our operating results. In the nine months ended August 31, 2012, we excluded acquisition-related expenses from our acquisition of Corticon Technologies, Inc. because such expenses distort trends and are not part of our core operating results.

•
Litigation settlement – In the nine months ended August 31, 2012, we excluded the cost to settle an existing patent infringement action brought by JuxtaComm because such expense distorts trends and is not part of our core operating results.

•
Proxy contest-related costs – In the three and nine months ended August 31, 2012, we excluded the costs incurred for legal and other advice associated with our 2012 Annual Meeting of Shareholders. We excluded these costs because they are not part of our core operating results.

•	Income tax adjustment – In all periods presented, we adjusted our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.

Constant Currency – Revenue from our international operations has historically represented more than half of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, if the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

As exchange rates are an important factor in understanding period to period comparisons, we believe the presentation of revenue growth rates on a constant currency basis helps improve the ability to understand our revenue results and evaluate our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Progress Software Corporation dated September 25, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 25, 2013	Progress Software Corporation

		By:	/s/ CHRIS E. PERKINS
Chris E. Perkins
Senior Vice President, Finance and Administration and Chief Financial Officer